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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under "Item 6. Selected Financial Data" and to the incorporation by reference in the Registration Statements (Form S-8 No. 33-17642, Form S-8 No. 33-45131, Form S-8 No. 33-45132, Form S-8 No.
33-61089, Form S-8 No. 33-62863, Form S-8 No. 33-64860, Form S-8 No. 33-72494,
Form S-8 No. 33-77586, Form S-8 No. 33-77590, Form S-3 No. 33-85898 and Form S-8
No. 333-28009) of InterVoice, Inc. and subsidiaries of our report dated April 7, 1998, with respect to the consolidated financial statements and schedule of InterVoice, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 28, 1998.


                                                 ERNST & YOUNG LLP


Dallas, Texas
May 27, 1998